                                                                     Exhibit 5.1

                                January 19, 2007

SWMX, Inc.
1 Bridge Street
Irvington, New York 10533

            Re:   SWMX, Inc.
                  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

      Reference is made to the Registration Statement on Form S-8 dated the date hereof (the  "Registration  Statement"),  filed with the Securities and Exchange
Commission  by  SWMX,  Inc.,  a  Delaware   corporation  (the  "Company").   The
Registration  Statement  relates  to  an  aggregate  of  3,000,000  shares  (the
"Shares") of common stock,  par value $.01 per share of the Company (the "Common
Stock").  The Shares will be issued and sold by the Company in  accordance  with the Company's 2006 Stock Option Plan, SoftWave Media Exchange, Inc.'s 2006 Stock
Option Plan and 9 individual option agreements (collectively, the "Plan").

      We advise  you that we have  examined  originals  or copies  certified  or otherwise identified to our satisfaction of the Certificate of Incorporation and
By-laws  of the  Company,  minutes of  meetings  of the Board of  Directors  and stockholders of the Company, the Plan and such other documents,  instruments and
certificates  of  officers  and   representatives  of  the  Company  and  public
officials,  and we have  made such  examination  of the law,  as we have  deemed appropriate as the basis for the opinion hereinafter  expressed.  In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents  submitted to us as originals,  and the  conformity to original documents of documents submitted to us as certified or photostatic copies.

      Based upon the  foregoing,  we are of the opinion  that the  Shares,  when issued and paid for in accordance with the terms and conditions set forth in the
Plan, will be duly and validly issued, fully paid and non-assessable.

January 19, 2007

      We hereby  consent  to the  filing of this  opinion  as an  exhibit to the
Registration  Statement  and to the  reference  to this firm  under the  caption
"Legal  Matters"  in the  prospectus  constituting  a part  of the  Registration
Statement.  In giving such consent,  we do not thereby  concede that out firm is within the category of persons whose consent is required  under Section 7 of the
Securities  Act of  1933,  as  amended,  or the  rules  and  regulations  of the
Securities and Exchange Commission.

      We advise you that certain  members of this firm are  stockholders  of the
Company.

                    Very truly yours,

                    /s/ Olshan Grundman Frome Rosenzweig & Wolosky LLP

                    OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP